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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 14, 2007


                         INDALEX HOLDINGS FINANCE, INC.
             (Exact name of registrant as specified in its charter)




            Delaware                       333-138178             20-3730880
(State or other jurisdiction of    (Commission File Number)     (IRS Employer
         incorporation)                                      Identification No.)



                      75 Tri-State International, Suite 450
                             Lincolnshire, IL 60069
          (Address of principal executive offices, including Zip Code)



                                 (847) 810-3000
              (Registrant's telephone number, including area code)




          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))
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Item 5.02.  Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On December 14, 2007, Indalex Holdings Finance, Inc. (the "Company") amended and restated the stock option grant agreement for Michael E. Alger, Director, under the Company's 2006 Stock Option Plan. Under this amended and restated agreement, Mr. Alger's May 31, 2006 option grant is reduced from 18,000 to 7,200 options to reflect the fact that Mr. Alger no longer serves as Chief Financial Officer of the Company, but continues to serve as a Director. The options vest in two equal increments, with 50% vested as of the effective date of the amended and restated stock option grant agreement, and the remaining 50% vesting on May 31, 2008. The exercise price of the options is unchanged, at $111.25 per share. The options expire on earliest of (i) May 31, 2016, (ii) such time as Mr. Alger ceases to be employed by Sun Capital Partners, Inc. (the Company's equity sponsor) or any of its affiliates, or (iii) the consummation of a change of control of the Company.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            INDALEX HOLDINGS FINANCE, INC.

                                                 /s/ Patrick Lawlor
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Date:  December 20, 2007                    Name:  Patrick Lawlor
                                            Title: Chief Financial Officer